EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-150552, 333-150485, 333-130031, and 333-102084 on Form S-8/3 of Community First, Inc. of our report dated March 30, 2012 with respect to the consolidated financial statements of Community First, Inc. which appear in this Annual Report on Form 10-K of Community First, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Brentwood, Tennessee

March 15, 2013